                                                                    EXHIBIT 10.1

                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of February 2, 2000, (the "Assumption Agreement") between Hotel Reservations Network, Inc., a Delaware corporation (the "HRN"), and USA Networks, Inc., a Delaware corporation ("USAi").

                                    W I T N E S S E T H:

                  WHEREAS, HRN and USAi are parties, along with other parties named therein, to an Amended and Restated Asset Purchase Agreement, dated as of February 2, 2000 (as amended or otherwise modified from time to time, the "Asset Purchase Agreement");

                  WHEREAS, pursuant to Sections 7.9.2, 7.9.5 (with respect to
Section 7.9.2 only), 7.10.1 (with respect to the payment for the fiscal quarter ended December 31, 1999), and 7.10.2 of the Asset Purchase Agreement, HRN is obligated to make certain contingent payments (collectively the "Obligations") to TMF Liquidating Trust, a Texas Trust, TMF, Inc., a Texas corporation, and HRN Marketing Corp., a Florida corporation (collectively, the "Sellers").

                  WHEREAS, HRN is currently a wholly-owned subsidiary of USAi;

                  WHEREAS, HRN is considering a possible initial public offering ("IPO") of its Class A common stock; and

                  WHEREAS, USAi desires to assume the total amount of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, USAi and HRN mutually covenant and agree:

                                    ARTICLE I

                            ASSIGNMENT AND ASSUMPTION

                  Section 1.1. ASSIGNMENT AND ASSUMPTION. USAi hereby agrees to assume, pay and perform the total amount of the Obligations of HRN; PROVIDED, HOWEVER, USAi shall have no liability to HRN whatsoever for any other obligations, liabilities or payments due under the Asset Purchase Agreement except as expressly agreed to herein.

                  Section 1.2. FURTHER ASSURANCES. Each of HRN and USAi shall execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.

                  Section 1.3. EFFECTIVE TIME. This Assumption Agreement shall only become effective upon the closing of HRN's IPO (the "Effective Time"). Prior to the Effective Time USAi may terminate this Assumption Agreement at any time in its sole discretion and upon such termination USAi shall have no obligation whatsoever hereunder.

                                   ARTICLE II

                                  MISCELLANEOUS

                  Section 2.1. GOVERNING LAW. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.2. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Assumption Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 2.3. SUCCESSORS AND ASSIGNS. This Assumption Agreement shall inure to the benefit of and be binding upon the successors of USAi and HRN.

                  Section 2.4. THIRD PARTY BENEFICIARIES. This Assumption Agreement is solely for the benefit of USAi and HRN and no provisions of this Assumption Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, or action in excess of those existing without reference to this Assumption Agreement.

                  Section 2.5. HEADINGS. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a party hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the date first written above.

                                            HRN, INC.

                                            By:____________________________
                                               Name:
                                               Title:

                                            USA NETWORKS, INC.

                                            By:_____________________________
                                               Name:
                                               Title: